Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information combines the historical condensed consolidated balance sheet and statement of income of Nasdaq, Inc. (the “Company” or “Nasdaq”) and the historical consolidated balance sheet and statement of operations of Adenza Holdings, Inc. and subsidiaries (“Adenza”), after giving effect to the Acquisition (as defined in Note 1 – Description of the Acquisition and Financing Transactions) and the pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below.

On November 1, 2023, we completed the acquisition of Adenza. At closing, 85.6 million shares of Nasdaq common stock, at a closing price of $48.71 per share, were issued to Thoma Bravo, the sole shareholder of Adenza, and represented approximately 15% of the outstanding shares of Nasdaq.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the following:

•

Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”) where the assets and liabilities of Adenza will be recorded by Nasdaq at their respective fair values as of the date the Acquisition was completed;

•	Adjustments to conform financial statement presentation of Adenza to those of Nasdaq, based upon preliminary assessment by Nasdaq;

•	Adjustments to reflect the following variable-rate financing transactions (collectively, the “Variable-Rate Financing Transactions”) and other related adjustments:

•	Nasdaq’s commercial paper issuances; and

•	Nasdaq’s term loan facility;

•

The transfer of purchase consideration comprised of approximately $5,770 million in cash (which is subject to customary post-closing adjustments) and 85,608,414 shares of Nasdaq common stock issued, in exchange for the right, title, and interest in and to all the outstanding shares of Adenza; and

•	Adjustments to reflect transaction costs in connection with the Acquisition.

The Variable-Rate Financing Transactions along with Nasdaq’s offerings of U.S. dollar denominated and Euro denominated senior notes issued in June 2023 (as discussed in Note 1 – Description of the Acquisition and Financing Transactions) are collectively referred to as the “Financing Transactions.”

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2022 and the nine months ended September 30, 2023 are derived from and should be read in conjunction with (a) Nasdaq’s (i) audited historical consolidated financial statements filed in the Annual Report on Form 10-K of Nasdaq for the year ended December 31, 2022 and (ii) unaudited interim condensed consolidated financial statements filed in the Quarterly Report on Form 10-Q of Nasdaq for the nine months ended September 30, 2023 and (b) Adenza’s (i) audited historical consolidated financial statements for the year ended December 31, 2022 and (ii) unaudited interim consolidated financial statements for the nine months ended September 30, 2023. The unaudited pro forma condensed combined financial information gives effect to the Acquisition and the Variable-Rate Financing Transactions as if they had occurred on (i) September 30, 2023 for purposes of the unaudited pro forma condensed combined balance sheet, and (ii) January 1, 2022 for purposes of the unaudited pro forma condensed combined statements of income for the year ended December 31, 2022 and the nine months ended September 30, 2023.

The unaudited pro forma financial information has been derived from the financial statements of Nasdaq and Adenza after giving pro forma effect to the Acquisition and the Variable-Rate Financing Transactions. The unaudited pro forma condensed combined financial statements have been prepared by Nasdaq’s management for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations that would have been realized had the Acquisition and the Variable-Rate Financing Transactions occurred on the dates indicated, nor are they meant to be indicative of any future consolidated financial position or future results of operations that Nasdaq will experience. Pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements are based on available information and certain assumptions that we believe are reasonable and supportable, and do not reflect any cost savings, operating synergies or revenue synergies that may result from the Acquisition or the costs to achieve such synergies. The financial statements of Adenza used to prepare the unaudited pro forma condensed combined statements of income were prepared for the purpose of the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2023.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under U.S. GAAP, which requires all of the following steps: (a) identifying the acquirer; (b) determining the acquisition date; (c) recognizing and measuring the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree; and (d) recognizing and measuring goodwill or a gain from a bargain purchase. For the Acquisition, Nasdaq is determined to be the accounting acquirer of Adenza. The identifiable assets acquired, and liabilities assumed, and goodwill are measured and recorded at their acquisition date fair value, with limited exceptions. The results of operations for the combined company will be reported prospectively after the Acquisition date. Nasdaq intends to finalize the valuations, other studies, and the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the Acquisition. The assets and liabilities of Adenza have been measured based on various preliminary estimates using assumptions that Nasdaq believes are reasonable based on information that is currently available. Accordingly, actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information and the differences may be material. We therefore caution you not to place undue reliance on the unaudited pro forma condensed combined financial information. An initial review of the accounting policies was completed to determine material differences and Nasdaq will continue to review the accounting policies and practices of Adenza, and as a result, may identify differences between the accounting policies and practices of the two companies that, when conformed, could have an impact on the financial statements of the Company after giving effect to the Acquisition.

As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2023

($ in millions)

		(Note 3)	(Note 5)
	Nasdaq Historical As of September 30, 2023	Adenza Reclassed As of September 30, 2023	Transaction Accounting Adjustments – Acquisition		Transaction Accounting Adjustments – Financing		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$5,340	$111	$(5,982	) (a)(b)	$797	(a)	$266
Restricted cash and cash equivalents	25	1	—		—		26
Default funds and margin deposits	5,935	—	—		—		5,935
Financial investments	272	—	—		—		272
Receivables, net	595	185	—		—		780
Other current assets	184	21	(5	) (c)	—		200

Total current assets	12,351	318	(5,987)		797		7,479
Property and equipment, net	542	8	—		—		550
Goodwill	7,988	3,680	2,148	(d)	—		13,816
Intangible assets, net	2,446	1,836	3,244	(e)	—		7,526
Operating lease assets	397	15	—		—		412
Other non-current assets	626	67	(13	) (c)	—		680

Total assets	$24,350	$5,924	$(608)		$797		$30,463

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$286	$60	$—		$—		$346
Section 31 fees payable to SEC	19	—	—		—		19
Accrued personnel costs	211	—	—		—		211
Deferred revenue	451	108	—		—		559
Other current liabilities	146	6	—		—		152
Default funds and margin deposits	5,935	—	—		—		5,935
Short-term debt	—	21	(21	) (f)	200	(i)	200

Total current liabilities	7,048	195	(21)		200		7,422
Long-term debt	9,703	1,949	(1,949	) (f)	597	(i)	10,300
Deferred tax liabilities, net	509	295	817	(g)	—		1,621
Operating lease liabilities	412	14	—		—		426
Other non-current liabilities	199	5	—		—		204

Total liabilities	17,871	2,458	(1,153)		797		19,973

Commitments and contingencies
Equity
Nasdaq stockholders’ equity:
Common stock, $0.01 par value	5	—	1	(h)	—		6
Additional paid-in capital	1,394	3,705	464	(h)	—		5,563
Common stock in treasury, at cost	(585)	—			—		(585)
Accumulated other comprehensive loss	(2,102)	(37)	37	(h)	—		(2,102)
Retained earnings	7,755	(202)	43	(b)(h)	—		7,596

Total Nasdaq stockholders’ equity	6,467	3,466	545		—		10,478
Noncontrolling interests	12	—	—		—		12

Total equity	6,479	3,466	545		—		10,490

Total liabilities and equity	$24,350	$5,924	$(608)		$797		$30,463

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2022

($ in millions, except per share data)

		(Note 3)	(Note 6)
	Nasdaq Historical Year Ended December 31, 2022	Adenza Reclassed Year Ended December 31, 2022	Transaction Accounting Adjustments – Acquisition		Transaction Accounting Adjustments – Financing		Pro Forma Combined
Revenue:
Market Platforms	$4,225	$—	$—		$—		$4,225
Capital Access Platforms	1,684	—	—		—		1,684
Adenza	—	514	—		—		514
Anti-Financial Crime	306	—	—		—		306
Other revenues	11	—	—		—		11

Total revenues	6,226	514	—		—		6,740

Transaction-based expenses:
Transaction rebates	(2,092)	—	—		—		(2,092)
Brokerage, clearance and exchange fees	(552)	—	—		—		(552)

Revenues less transaction-based expenses	3,582	514	—		—		4,096

Operating expenses:
Compensation and benefits	1,003	181	—		—		1,184
Professional and contract services	140	12	—		—		152
Computer operations and data communications	207	16	—		—		223
Occupancy	104	10	—		—		114
General, administrative and other	125	11	—		—		136
Marketing and advertising	51	1	—		—		52
Depreciation and amortization	258	163	227	(a)	—		648
Regulatory	33	—	—		—		33
Merger and strategic initiatives	82	1	168	(b)	—		251
Restructuring charges	15	18	—		—		33

Total operating expenses	2,018	413	395		—		2,826

Operating income	1,564	101	(395)		—		1,270
Interest income	7	1	—		—		8
Interest expense	(129)	(172)	—		(164	) (d)	(465)
Other income	2	1	—		—		3
Net income from unconsolidated investees	31	—	—		—		31

Income before income taxes	1,475	(69)	(395)		(164)		847
Income tax provision (benefit)	352	(25)	(100	) (c)	(41	) (e)	186

Net income	1,123	(44)	(295)		(123)		661
Net loss attributable to noncontrolling interests	2	—	—		—		2

Net income attributable to Nasdaq	$1,125	$(44)	$(295)		$(123)		$663

Weighted Average Common Shares Outstanding—Basic	492.4		85.6	(f)			578.0	(f)
Weighted Average Common Shares Outstanding—Diluted	497.9		85.6	(f)			583.5	(f)
Earnings per share—Basic	$2.28						$1.15	(f)
Earnings per share—Diluted	$2.26						$1.14	(f)

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Nine Months Ended September 30, 2023

($ in millions, except per share data)

		(Note 3)	(Note 6)
	Nasdaq Historical Nine Months Ended September 30, 2023	Adenza Reclassed Nine Months Ended September 30, 2023	Transaction Accounting Adjustments - Acquisition		Transaction Accounting Adjustments - Financing		Pro Forma Combined
Revenue:
Market Platforms	$2,813	$—	$—		$—		$2,813
Capital Access Platforms	1,309	—	—		—		1,309
Adenza	—	393	—		—		393
Anti-Financial Crime	265	—	—		—		265
Other revenues	30	—	—		—		30

Total revenues	4,417	393	—		—		4,810
Transaction-based expenses:
Transaction rebates	(1,377)	—	—		—		(1,377)
Brokerage, clearance and exchange fees	(262)	—	—		—		(262)

Revenues less transaction-based expenses	2,778	393	—		—		3,171

Operating expenses:
Compensation and benefits	777	151	—		—		928
Professional and contract services	92	7	—		—		99
Computer operations and data communications	168	14	—		—		182
Occupancy	99	6	—		—		105
General, administrative and other	62	11	—		—		73
Marketing and advertising	30	1	—		—		31
Depreciation and amortization	198	125	168	(a)	—		491
Regulatory	27	—	—		—		27
Merger and strategic initiatives	51	5	—		—		56
Restructuring charges	49	5	—		—		54

Total operating expenses	1,553	325	168		—		2,046

Operating income	1,225	68	(168)		—		1,125
Interest income	86	2	—		—		88
Interest expense	(174)	(171)	—		(8	) (d)	(353)
Other income (loss)	(6)	2	—		—		(4)
Net loss from unconsolidated investees	(8)	—	—		—		(8)

Income before income taxes	1,123	(99)	(168)		(8)		848
Income tax provision (benefit)	262	(30)	(42	) (c)	(2	) (e)	188

Net income	861	(69)	(126)		(6)		660
Net loss attributable to noncontrolling interests	1	—	—		—		1

Net income attributable to Nasdaq	$862	$(69)	$(126)		$(6)		$661

Weighted Average Common Shares Outstanding—Basic	490.7		85.6	(f)			576.3 (f)
Weighted Average Common Shares Outstanding—Diluted	494.2		85.6	(f)			579.8 (f)
Earnings per share—Basic	$1.76						$1.15 (f)
Earnings per share—Diluted	$1.74						$1.14 (f)

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Description of the Acquisition and Financing Transactions

The Acquisition

On June 12, 2023, Nasdaq announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 10, 2023, by and among Nasdaq, Argus Merger Sub 1, Inc. (“Merger Sub 1”), Argus Merger Sub 2, LLC (“Merger Sub 2”), Adenza and Argus Seller, LP (f/k/a Adenza Parent, LP) (“Seller”) to acquire Adenza for cash consideration of $5,750 million (subject to customary closing adjustments) and 85,608,414 shares of Nasdaq common stock. On November 1, 2023, Nasdaq completed the acquisition of Adenza for a total of purchase consideration of $9,940 million, which is comprised of $5,770 million in cash consideration (subject to customary post-closing adjustments) and the issuance of 85,608,414 shares of Nasdaq common stock at a price of $48.71 per share. A portion of the cash consideration was used to settle the existing indebtedness of Adenza and its subsidiaries. In connection with the consummation of the Acquisition, (i) Merger Sub 1 merged with and into Adenza with Adenza being the surviving entity (“Surviving Corporation”) and continuing as a wholly owned subsidiary of Nasdaq, (ii) Surviving Corporation merged with and into Merger Sub 2 with Merger Sub 2 being the surviving company (“Surviving Company”) and continuing as a wholly owned subsidiary of Nasdaq.

The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Adenza based on Nasdaq management’s best estimate of fair value. The final purchase price allocation may vary based on final valuations and analyses of fair value of the acquired assets and assumed liabilities. The actual results of Adenza for periods subsequent to September 30, 2023 may result in material differences to the pro forma results had they been prepared on the basis of subsequent periods. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The Financing Transactions

In June 2023, Nasdaq issued six series of notes for aggregate proceeds of $5,016 million, net of debt issuance costs of $38 million, with various maturity dates ranging from 2025 to 2063. During the third quarter of 2023, we incurred an additional $5 million in debt issuance costs, for total net proceeds from the issuance of the six series of notes of $5,011 million as of September 30, 2023.

In June 2023, in connection with the financing of the Acquisition, we entered into a term loan credit agreement (the “Acquisition Term Loan Agreement”). The Acquisition Term Loan Agreement provided us with the ability to borrow up to $600 million to finance a portion of the cash consideration for the Acquisition, for repayment of certain debt of Adenza and its subsidiaries, and to pay fees, costs and expenses related to the transaction. On November 1, 2023, we borrowed $599 million, net of fees, under this term loan towards payment of the cash consideration due in connection with the Acquisition.

The unaudited pro forma condensed combined financial information includes additional financing adjustments related to (i) our borrowing under the Acquisition Term Loan Agreement and (ii) the issuance of commercial paper.

The net proceeds of the Financing Transactions were used to finance the Acquisition as well as for repayment of Adenza and its subsidiaries’ existing indebtedness and to settle transaction related fees and expenses.

Note 2 – Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Nasdaq and Adenza, respectively, as adjusted to give pro forma effect to the Acquisition and the Variable-Rate Financing Transactions.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, the unaudited pro forma condensed combined statement of income for the year ended December 31, 2022, and the unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2023 presented herein are based on the historical financial statements of Nasdaq and Adenza. The following financial information was combined:

•

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 is presented as if the Acquisition and the Variable-Rate Financing Transactions had occurred on September 30, 2023 and combines the historical unaudited condensed consolidated balance sheet of Nasdaq as of September 30, 2023 with the historical unaudited consolidated balance sheet of Adenza as of September 30, 2023.

•

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2022 has been prepared as if the Acquisition and Variable-Rate Financing Transactions had occurred January 1, 2022, the first day of the beginning of Nasdaq’s fiscal year 2022 and the beginning of Nasdaq’s annual period presented, and combines Nasdaq’s historical audited consolidated statement of income for the year ended December 31, 2022 with Adenza’s historical audited consolidated statement of operations for the year ended December 31, 2022.

•

The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2023 has been prepared as if the Acquisition and Variable-Rate Financing Transactions had occurred on January 1, 2022 and combines Nasdaq’s historical unaudited condensed consolidated statement of income for the nine months ended September 30, 2023 with Adenza’s historical unaudited consolidated statement of operations for the nine months ended September 30, 2023.

Pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements are based on available information. The Company is still in the process of aligning Adenza’s revenue with Nasdaq’s segment presentation. Therefore, the Company has presented Adenza’s revenue separately in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2022, and the unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2023.

The Acquisition is accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805 and using the fair value concepts defined in ASC 820, Fair Value Measurements. Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The determination of the fair values of the assets acquired and liabilities assumed (and the related determination of estimated useful lives of amortizable identifiable intangible assets) requires significant judgment and estimates. The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows related to the businesses acquired. The preliminary fair value estimates of the net assets acquired are based upon preliminary calculations and valuations, and those estimates and assumptions regarding certain tangible assets acquired and liabilities assumed, the valuation of intangible assets acquired, income taxes, and goodwill are subject to change as the Company obtains additional information during the measurement period (up to one year from the Acquisition date). Although the Company believes the fair values assigned to the assets acquired and liabilities assumed from the Acquisition are reasonable, new information may be obtained about facts and circumstances that existed as of the date of the Acquisition during the twelve-month period following the Acquisition which could cause actual results to differ materially from the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Acquisition.

Note 3 – Reclassification Adjustments

Reclassification of historical Adenza financial statement line items was required as of September 30, 2023, for the year ended December 31, 2022 and the nine months ended September 30, 2023 to conform to the expected financial statement line items of the combined company following the Acquisition.

Pro Forma Combined Balance Sheet reclassification adjustments as of September 30, 2023 included the following (in millions):

Adenza Historical Consolidated Balance Sheet Line Items	Nasdaq Historical Consolidated Balance Sheet Line Items	Adenza Historical Consolidated Balances as of September 30, 2023	Reclassification		Adenza Reclassed as of September 30, 2023
Restricted cash	Restricted cash and cash equivalents	1	—		1
Accounts receivable—net	Receivables, net	69	116	(a)	185
Unbilled receivables		116	(116)	(a)	—
Prepaid expenses and other current assets	Other current assets	10	11	(b) (c)	21
Deferred contract costs		5	(5)	(b)	—
Prepaid income taxes		6	(6)	(c)	—
Unbilled receivables, noncurrent		44	(44)	(a)	—
Right-of-use assets	Operating lease assets	15	—		15
Deferred contract costs, noncurrent		13	(13)	(b)	—
Deferred tax assets		3	(3)	(d)	—
Restricted cash – non-current		1	(1)	(e)	—
Equity investment		4	(4)	(f)	—
Other long-term assets	Other non-current assets	2	65	(a) (b) (d) (d) (e) (f)	67
Current maturities of long-term debt	Short-term debt	21	—		21
Accounts payable	Accounts payable and accrued expenses	5	55	(g)	60
Accrued expenses		55	(55)	(g)	—
	Other current liabilities	—	6	(h)	6
Lease liabilities		6	(6)	(h)	—
Long-term debt, less current maturities	Long-term debt	1,949	—		1,949
Lease liabilities - non-current	Operating lease liabilities	14	—		14
Other long-term liabilities	Other non-current liabilities	3	2	(i)	5
Deferred revenue, net of current portion		2	(2)	(i)	—
Deferred tax liabilities	Deferred tax liabilities, net	295	—		295
Accumulated deficit	Retained earnings	(202)	—		(202)

(a)	Reclassification of $116 million of Unbilled receivables to Receivables, net;
Reclassification of $44 million of Unbilled receivables, noncurrent to Other non-current assets;
(b)	Reclassification of $5 million of Deferred contract costs to Other current assets;
Reclassification of $13 million of Deferred contract costs, noncurrent to Other non-current assets;
(c)	Reclassification of $6 million of Prepaid income taxes to Other current assets;
(d)	Reclassification of $3 million of Deferred tax assets to Other non-current assets;
(e)	Reclassification of $1 million of Restricted cash -non-current to Other non-current assets;
(f)	Reclassification of $4 million of Equity investment to Other non-current assets;
(g)	Reclassification of $55 million of Accrued expenses to Accounts payable and accrued expenses;
(h)	Reclassification of $6 million of Lease liabilities to Other current liabilities; and
(i)	Reclassification of $2 million of Deferred revenue, net of current portion to Other non-current liabilities.

Pro Forma Combined Statement of Income reclassification adjustments for the year ended December 31, 2022 included the following (in millions):

Adenza Historical Consolidated Statement of Operations Line Items	Nasdaq Historical Consolidated Statements of Income Line Items	Adenza Historical Year Ended December 31, 2022	Reclassification		Adenza Reclassed Year Ended December 31, 2022
	Compensation and benefits	—	181	(a) (c) (d)	181
	Professional and contract services	—	12	(a) (d)	12
	Computer operations and data communications	—	16	(a) (c) (d)	16
	Occupancy	—	10	(c) (d)	10
	General, administrative and other	—	11	(a) (c) (d) (e)	11
	Marketing and advertising	—	1	(d)	1
Cost of sales		97	(97)	(a)	—
Amortization of developed technology		61	(61)	(b)	—
Research and development		57	(57)	(c)	—
Selling, general, and administrative		76	(76)	(d)	—
Depreciation and amortization	Depreciation and amortization	102	61	(b)	163
Transaction costs	Merger and strategic initiatives	1	—		1
Re-organization costs	Restructuring charges	18	—		18
Loss on foreign currency transactions		1	(1)	(e)	—
Benefit for income taxes	Income tax provision	(25)	—		(25)

(a)

Reclassification of $97 million of Cost of sales, of which $79 million to Compensation and benefits, $8 million to Professional and contract services, $8 million to Computer operations and data communications and $2 million to General, administrative and other;

(b)	Reclassification of $61 million of Amortization of developed technology to Depreciation and amortization;
(c)

Reclassification of $57 million of Research and development, of which $52 million to Compensation and benefits, $3 million to Computer operations and data communications, $1 million to Occupancy and $1 million to General, administrative and other;

(d)

Reclassification of $76 million of Selling, general and administrative, of which $50 million to Compensation and benefits, $4 million to Professional and contract services, $5 million to Computer operations and data communications, $9 million to Occupancy, $7 million to General, administrative and other and $1 million to Marketing and advertising; and

(e)	Reclassification of $1 million of Loss on foreign currency transactions to General, administrative, and other.

Pro Forma Combined Statement of Income reclassification adjustments for the nine months ended September 30, 2023 included the following (in millions):

Adenza Historical Consolidated Statement of Operations Line Items	Nasdaq Historical Consolidated Statements of Income Line Items	Adenza Historical Nine Months Ended September 30, 2023	Reclassification		Adenza Reclassed Nine Months Ended September 30, 2023
	Compensation and benefits	—	151	(a) (c) (d)	151
	Professional and contract services	—	7	(a) (d)	7
	Computer operations and data communications	—	14	(a) (c) (d)	14
	Occupancy	—	6	(c) (d)	6
	General, administrative and other	—	11	(a) (c) (d) (e)	11
	Marketing and advertising	—	1	(d)	1
Cost of sales		84	(84)	(a)	—
Amortization of developed technology		48	(48)	(b)	—
Research and development		43	(43)	(c)	—
Selling, general, and administrative		61	(61)	(d)	—
Depreciation and amortization	Depreciation and amortization	77	48	(b)	125
Transaction costs	Merger and strategic initiatives	5	—		5
Re-organization costs	Restructuring charges	5	—		5
Loss on foreign currency transactions		2	(2)	(e)	—
Benefit for income taxes	Income tax provision	(30)	—		(30)

(a)

Reclassification of $84 million of Cost of sales, of which $69 million to Compensation and benefits, $4 million to Professional and contract services, $9 million to Computer operations and data communications and $2 million to General, administrative and other;

(b)	Reclassification of $48 million of Amortization of developed technology to Depreciation and amortization;
(c)

Reclassification of $43 million of Research and development, of which $41 million to Compensation and benefits, $1 million to Computer operations and data communications and $1 million to General, administrative and other;

(d)

Reclassification of $61 million of Selling, general, and administrative, of which $41 million to Compensation and benefits, $3 million to Professional and contract services, $4 million to Computer operations and data communications, $6 million to Occupancy, $6 million to General, administrative and other and $1 million to Marketing and advertising; and

(e)	Reclassification of $2 million of Loss on foreign currency transactions to General, administrative and other.

Note 4 – Preliminary Purchase Price Allocation

(a)	Purchase Consideration

The total purchase consideration is calculated as follows:

Purchase Consideration (in millions, except share data)	Amount
Shares of Nasdaq common stock issued	85,608,414
Closing price per share of Nasdaq common stock on November 1, 2023	$48.71

Fair value of equity portion of the purchase consideration	$4,170
Cash purchase consideration (1)	5,814

Aggregate purchase consideration	$9,984
Less: Adenza closing indebtedness as of September 30, 2023 settled by Nasdaq	(2,002)
Less: Adenza transaction costs settled by Nasdaq	(65)

Total consideration to shareholders	$7,917

(1) Includes acquired cash of $44 million.

(b)	Preliminary Purchase Price Allocation

The aggregate purchase consideration allocation to assets acquired and liabilities assumed is provided throughout these notes to the unaudited pro forma condensed combined financial statements. The following table provides a summary of the aggregate purchase consideration allocation by major categories of assets acquired and liabilities assumed based on Nasdaq’s management’s preliminary estimate of their respective fair values:

Preliminary Aggregate Purchase Consideration Allocation (in millions)	Amount
Total aggregate purchase consideration	$9,984
Recognized amounts of identifiable assets acquired and liabilities assumed:
Net book value of assets acquired	5,436
Write-off of preexisting Adenza goodwill and intangible assets	(5,516)

Adjusted net book value of assets acquired	(80)
Identifiable intangible assets at fair value	5,080
Less: Elimination of capitalized commissions for purchase accounting	(18)
Less: Transaction costs to be paid by Adenza prior to transaction close	(9)
Less: Deferred tax adjustments	(817)

Net assets acquired	4,156

Pro forma goodwill	$5,828

The preliminary aggregate purchase consideration allocation above reflects preliminary estimated goodwill of $5,828 million as of the Acquisition date. Goodwill represents the excess of the aggregate purchase consideration over the preliminary estimated fair values of recorded tangible and intangible assets acquired and liabilities assumed in the Acquisition. The actual amount of goodwill to be recorded in connection with the Acquisition is subject to change once the valuation of the fair value of tangible and intangible assets acquired and liabilities assumed has been completed. The final valuation of such assets and liabilities is expected to be completed as soon as practicable but no later than one year after the consummation of the Acquisition.

Note 5 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Acquisition Accounting Adjustments:

(a)	The change in cash and cash equivalents was determined as follows:

Cash and Cash Equivalents (in millions)	Amount
Transaction accounting adjustments – Acquisition
Uses for Acquisition of Adenza:
Cash consideration transferred, net	$(3,812)
Settlement of Adenza’s existing debt (See (f) below)	(2,002)
Nasdaq transaction costs (See (b) below)	(94)
Settlement of Adenza transaction costs (See (b) below)	(74)

Pro forma adjustment – acquisition to Cash and cash equivalents	$(5,982)

Cash and Cash Equivalents (in millions)	Amount
Transaction accounting adjustments – Financing
Sources for Acquisition of Adenza:
Proceeds from the Variable-Rate Financing Transactions	$800
Less: Capitalized debt issuance costs and transaction costs for financing	(3)

Pro forma adjustment – financing to Cash and cash equivalents	$797

(b)

Represents $94 million of total Nasdaq contingent transaction costs incurred in connection with the closing of the Acquisition on November 1, 2023. See (a) above. The adjustment reflects a reduction in cash of $94 million and a reduction to retained earnings of $94 million. Approximately $43 million of transaction related expenses are included under merger and strategic initiatives in the Nasdaq historical statement of income for the nine months ended September 30, 2023, of which $27 million relates to expense incurred to obtain the bridge term loan facility for which the Company had obtained commitments (the “Bridge Loan Financing”). The Bridge Loan Financing was not drawn, all commitments were terminated and had no further impact on the pro forma financial statements.

Represents $74 million of total Adenza transaction costs expected to be incurred in connection with the Acquisition, which will result in a reduction to cash and a reduction to retained earnings for the year ended December 31, 2022. Approximately $65 million of the $74 million total transaction costs were settled at close as a distribution from the purchase consideration. Approximately $4 million of transaction related expenses were included in the Adenza income statement for the nine months ended September 30, 2023. The following provides a reconciliation of transaction costs to be incurred by Adenza related to the Acquisition and paid by Nasdaq as a reduction to purchase consideration:

Adenza Transaction Costs (in millions)	Amount
Adenza transaction costs to be incurred	$74
Less: Transaction costs settled by Adenza prior to transaction close	(9)

Adenza transaction costs settled by Nasdaq (1)	$65

(1) See Note 4(a).

(c)

Represents the removal of assets related to capitalized commission expenses that are not part of the net assets acquired at the closing of the Acquisition. The total historical Adenza capitalized commission expenses of $18 million included a short-term portion of $5 million in Other current assets and a long-term portion of $13 million in Other non-current assets.

(d)

Represents the elimination of Adenza’s historical goodwill and the recognition of the preliminary goodwill for estimated purchase consideration in excess of the fair value of the net assets acquired in connection with the Acquisition:

Goodwill (in millions)	Amount
Fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed	$5,828
Removal of Adenza’s historical goodwill	(3,680)

Pro forma net adjustment to Goodwill	$2,148

The adjustment to goodwill is calculated based on Adenza’s historical goodwill as of September 30, 2023.

(e)	Represents an adjustment of $3,244 million to intangible assets acquired from Adenza in connection with the Acquisition, consisting of the following:

Intangible Assets (in millions)	Amount	Estimated Useful Life (in years)
Customer relationships	$3,760	18
Acquired technology	960	6
Trade name	360	20
Removal of Adenza’s historical intangible assets, net of accumulated amortization	(1,836)

Pro forma net adjustment to Acquired intangible assets	$3,244

The fair value estimates for all identifiable intangible assets are preliminary and are based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determination for identifiable intangible assets may differ materially from this preliminary determination.

The estimated fair value of Adenza’s preliminary identified intangible assets includes customer relationships, acquired technology and trade name. The adjustment to intangible assets records identifiable intangible assets acquired at their fair value based on preliminary estimates. For purposes of estimating the fair values of the intangible assets, benchmarking information, publicly available information as well as a variety of other assumptions, including market participant assumptions, were used. The fair values of the intangible assets were valued using the market comparable approach.

(f)	The following table reflects the settlement of Adenza’s existing indebtedness as of September 30, 2023, resulting in the decrease in debt balances as follows:

Settlement of Historical Adenza Debt (in millions)	Amount
Use of proceeds:
Settlement of Adenza’s outstanding indebtedness	$2,002
Less: Write-off of capitalized debt issuance costs	(32)

Settlement of existing Adenza’s indebtedness, net	$1,970
Pro forma net adjustment to Short-term debt	$(21)
Pro forma net adjustment to Long-term debt	$(1,949)

(g)	Reflects deferred taxes resulting from pro forma fair value adjustments based on the estimated blended statutory tax rate of approximately 25% as follows:

Deferred Tax Adjustment (in millions)	Amount
Deferred tax	$1,280
Less: Adenza’s historical deferred tax liabilities	(463)

Deferred tax adjustment due to PPA adjustments	$817

The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(h)	Represents the elimination of Adenza’s historical equity balances. The pro forma net adjustment to Additional paid-in capital consists of the following:

Additional Paid-in Capital Adjustment (in millions)	Amount
Elimination of historical Adenza Additional paid-in capital	$(3,705)
Fair value of equity portion of the purchase consideration, less $0.01 par value	4,169

Pro forma net adjustment to Additional paid-in capital	$464

The adjustment of $1 million to common stock reflects the issuance of 85,608,414 shares of Nasdaq common stock with a par value of $0.01 per share to satisfy the equity portion of the purchase consideration. The closing price per share of Nasdaq common stock on November 1, 2023 was $48.71 per share. See Note 4(a).

Financing Adjustments:

(i)	Represents drawdowns on our term loan and commercial paper as well as additional debt issuance costs that were not included in the Nasdaq historical balance sheet as of September 30, 2023, as follows:

Debt, net (in millions)	Amount
Proceeds from the term loan	$600
Proceeds from the issuance of commercial paper	200
Less: Capitalized debt issuance costs	(3)

Total debt, net	$797
Less: Short-term debt	(200)

Long-term debt, net	$597

Note 6 – Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income

Acquisition Accounting Adjustments:

(a)

Represents an adjustment to reflect an increase to amortization expense for the estimated fair value adjustment of acquired intangible assets on a straight-line basis over the remaining useful life as follows:

Amortization of Technology-Based Intangibles (in millions)	Estimated Useful Life	Estimated Fair Value	For the Year Ended December 31, 2022	For the Nine Months Ended September 30, 2023
Acquired technology	6	$960	$160	$120

Less: Adenza ’s historical amortization in Depreciation and Amortization			(67)	(53)

Pro forma net adjustment to Depreciation and Amortization			$93	$67

Amortization of Customer-Based Intangibles (in millions)	Estimated Useful Life	Estimated Fair Value	For the Year Ended December 31, 2022	For the Nine Months Ended September 30, 2023
Customer relationships	18	$3,760	$209	$157

Less: Adenza’s historical amortization in Depreciation and Amortization			(83)	(62)

Pro forma net adjustment to Depreciation and Amortization			$126	$95

Amortization of Trade Name-Based Intangibles (in millions)	Estimated Useful Life	Estimated Fair Value	For the Year Ended December 31, 2022	For the Nine Months Ended September 30, 2023
Trade Name	20	$360	$18	$14

Less: Adenza’s historical amortization in Depreciation and Amortization			(10)	(8)

Pro forma net adjustment to Depreciation and Amortization			$8	$6

(in millions)	For the Year Ended December 31, 2022	For the Nine Months Ended September 30, 2023
Total pro forma net adjustment to Depreciation and Amortization	$227	$168

The amortization related to these amortizable identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of income. The identifiable intangible assets and related amortization are preliminary and are based on management’s estimates after consideration of similar transactions as well as an analysis of the net present value of the projected cash flows for Adenza over the weighted-average estimated useful lives. For purposes of the pro forma adjustment for the amortization of the intangible assets, the estimated useful lives used are consistent with the Company’s accounting policy. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived or, where appropriate, based on the use of a straight-line method. Therefore, the amount of amortization following the closing of the Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset. The final valuation of such assets and liabilities is expected to be completed as soon as practicable but no later than one year after the consummation of the Acquisition.

(b)

Reflects the $94 million incremental buyer transaction costs expected to be incurred, together with $74 million incremental seller transaction costs expected to be incurred related to the Acquisition. See Note 5(b).

(c)

Reflects the income tax impact of the acquisition accounting adjustments utilizing an estimated blended statutory income tax rate of approximately 25% for the year ended December 31, 2022 and for the nine months ended September 30, 2023. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on activities following the consummation of the Acquisition, including cash needs, the geographical mix of income and changes in tax law.

Financing Adjustments:

(d)	The following table summarizes the removal of historical Adenza interest expense and the pro forma interest expense related to the Financing Transactions:

Interest Expense (in millions)	Principal Balance	For the Year Ended December 31, 2022	For the Nine Months Ended September 30, 2023
Interest expense	$5,855	$331	$174
Amortization of capitalized debt issuance costs		6	5
Less: Adenza’s historical interest expense		(165)	(165)
Less: Adenza’s historical amortization of capitalized debt issuance costs		(8)	(6)

Pro forma net adjustment to Interest and other related expense, net		$164	$8

The pro forma net adjustment to Interest and other related expense were calculated using the actual terms of Nasdaq’s issued six series of notes, assuming the notes were issued on January 1, 2022, and current interest rate for our variable-rate financing, which includes our term loan and commercial paper. Approximately $73 million of interest expense on the six series of notes are included under interest expense in the Nasdaq historical statement of income for the nine months ended September 30, 2023.

Variable-rate financing costs are sensitive to changes in interest rates and the pro forma adjustment presented is not intended to reflect the ultimate expense the Company will incur. For each 0.125% change (increase or decrease) in actual or assumed interest rates, interest expense on our variable-rate financing would increase or decrease by approximately $1 million for the year ended December 31, 2022 and for the nine months ended September 30, 2023.

(e)

Reflects the income tax impact of the financing adjustments utilizing an estimated blended statutory income tax rate of approximately 25% for the year ended December 31, 2022 and for the nine months ended September 30, 2023. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on activities following the consummation of the Acquisition, including cash needs, the geographical mix of income and changes in tax law.

(f)

The following tables calculate the unaudited pro forma combined basic and diluted earnings per share, which is adjusted to reflect the pro forma net income for the year ended December 31, 2022 and for the nine months ended September 30, 2023, as presented on the unaudited pro forma condensed combined statements of income:

	For the Year Ended December 31, 2022
(in millions, except share data)	Basic	Diluted
Numerator:
Pro forma combined net income	$661	$661
Pro forma combined net loss attributable to noncontrolling interests	2	2

Pro forma combined net income attributable to common stockholders	$663	$663

Denominator:
Historical Nasdaq weighted average shares outstanding as of December 31, 2022	492,420,787	497,857,565
Adjustment to give effect to the issuance of shares of Nasdaq common stock upon closing	85,608,414	85,608,414

Pro forma weighted average shares outstanding	578,029,201	583,465,979
Pro forma net income per share	$1.15	$1.14

	For the Nine Months Ended September 30, 2023
(in millions, except share data)	Basic	Diluted
Numerator:
Pro forma combined net income	$660	$660
Pro forma combined net loss attributable to noncontrolling interests	1	1

Pro forma combined net income attributable to common stockholders	$661	$661

Denominator:
Historical Nasdaq weighted average shares outstanding as of September 30, 2023	490,680,174	494,175,758
Adjustment to give effect to the issuance of shares of Nasdaq common stock upon closing	85,608,414	85,608,414

Pro forma weighted average shares outstanding	576,288,588	579,784,172
Pro forma net income per share	$1.15	$1.14